UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019

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National Presto Industries, Inc.

(Exact name of registrant as specified in this chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	NPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

On October 17, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of National Presto Industries, Inc. (the “Company”), after discussion with management of the Company and BDO USA LLP (“BDO”), the Company’s independent registered public accounting firm, concluded that Management’s Assessment of Internal Control over Financial Reporting included in Item 9A of the Company’s Form 10-K, and BDO’s opinion relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, should no longer be relied upon for the reason described below.

In May 2019, BDO was chosen for Public Company Accounting Oversight Board (“PCAOB”) inspection related to their audit of the Company for the year ended December 31, 2018, and as part of that inspection, the PCAOB questioned whether revenue should be recognized over time (prior to invoicing and shipment), rather than at a point in time (as control passes to the customer, generally at time of invoicing and shipment), with respect to certain of the Company’s Defense segment products. At BDO’s request, the Company reexamined the documentation that had been gathered to support its point in time pattern of revenue recognition, and found instances where the documentation was incomplete, especially as it related to alternative use of the products produced under the contracts. Further, the Company did not consider the impact of certain termination clauses in its contracts with customers that might create a legal right for payment for work completed prior to the contract termination that would include a reasonable profit margin.

Because of the failure to fully document alternative use of Defense segment products and consider certain contract clauses mentioned above, the Company’s management has concluded that there was a material weakness in its internal control over financial reporting and, as a result, that the Company’s internal controls over financial reporting were not effective, as of December 31, 2018. In addition, the Company’s Chief Executive Officer and Treasurer (principal financial officer) have concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2018 due to the material weakness in internal control over financial reporting described above, and that Management’s Assessment of Internal Control over Financial Reporting included in Item 9A of the Company’s Form 10-K, and BDO’s opinion relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, should no longer be relied upon.

The Company assessed the potential impact of the aforementioned incomplete documentation and failure to consider certain contract clauses on the Company’s 2018 annual and interim consolidated financial statements, as well as previously filed interim consolidated financial statements for 2019 and determined that there was no resulting material misstatement in such previously filed financial statements, as the amount of revenue from contracts that would qualify for the over time pattern of revenue recognition was immaterial to the consolidated financial statements for all periods. Additionally, BDO has not withdrawn its audit report on the consolidated financial statements included in the 2018 Form 10-K.

The Company intends to amend its Annual Report on Form 10-K for the year ended December 31, 2018, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 to reflect management’s and BDO’s current assessment of internal control over financial reporting as of the period covered by the report. The amendments will also describe the Company’s plans and efforts to strengthen its internal control over financial reporting, which will entail providing more robust documentation of alternate uses and analysis of the potential impact of contract termination clauses. The Company also intends to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 as soon as practicable following the amendments described above.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains “forward looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Forward-looking statements in this filing include the Company’s expectations as to the anticipated timing of the filing of the Company’s amended Form 10-K for the year ended December 31, 2018 and the Company’s amended Form 10-Q for the quarter ended March 31, 2019, as well as the filing of the Company’s Form 10-Q for the quarter ended June 30, 2019. Factors that may cause future results to differ materially from management’s current expectations include, among other things, that the filing of the amended Forms 10-K and 10-Q may take longer than expected, and remediation of the material weakness may not be effected in a timely manner. The Company cautions not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements. In addition to the factors discussed above, other important risk factors are delineated in the Company’s various SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.
(Registrant)

Date: October 23, 2019	By:	/s/ Maryjo Cohen
(Signature) Maryjo Cohen, President
and Chief Executive Officer